EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS APRIL 2002 PERFORMANCE

HOUSTON, May 1, 2002 - Continental Airlines (NYSE: CAL) today reported a systemwide April 2002 load factor of 73.5 percent, 0.6 points below last year's load factor. For April 2002, Continental reported a domestic load factor of 74.6 percent and an international load factor of 71.5 percent. The movement of Easter from April last year to late March this year contributed to the load factor decrease compared to April 2001.

For April 2002, Continental reported a record on-time arrival rate of 87.9 percent and a record completion factor of 99.9 percent for April 2002. The record April completion factor also tied February and March 2002 for the company record.

In April 2002, Continental flew 4.9 billion revenue passenger miles (RPMs) systemwide and 6.6 billion available seat miles (ASMs), resulting in a traffic decrease of 11.7 percent and a capacity decrease of 11.0 percent versus April 2001. Domestic traffic was 3.1 billion RPMs, down 10.6 percent from April 2001, and domestic capacity was 4.1 billion ASMs, down 11.0 percent from last year.

Lower year-over-year yields and lower load factors resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 10 and 12 percent for April 2002, as compared to April 2001. For March 2002, RASM declined 6.4 percent as compared to March 2001.

Continental Express flights, operated for Continental Airlines by its subsidiary ExpressJet Airlines under a capacity purchase arrangement, reported a load factor of 62.6 percent for April 2002, 1.6 points below last year's April load factor. Continental Express flew 313.4 million RPMs and 500.3 million ASMs in April 2002, resulting in a traffic increase of 6.7 percent and a capacity increase of 9.3 percent versus April 2001. Under the capacity purchase arrangement with ExpressJet Airlines, Continental payments to ExpressJet Airlines are generally not affected by variations in RPMs and load factors generated by Continental Express flights.

APRIL 2002 OPERATIONAL PERFORMANCE /PAGE 2

PRELIMINARY TRAFFIC RESULTS
APRIL	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	3,069,905	3,434,468	(10.6) Percent

International	1,802,810	2,084,345	(13.5) Percent
Transatlantic	790,047	959,453	(17.7) Percent
Latin America	618,033	681,446	(9.3) Percent
Pacific	394,730	443,446	(11.0) Percent

Total Jet	4,872,715	5,518,813	(11.7) Percent

ExpressJet	313,417	293,719	6.7 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,113,429	4,620,040	(11.0) Percent

International	2,520,596	2,832,729	(11.0) Percent
Transatlantic	1,061,366	1,201,228	(11.6) Percent
Latin America	892,497	941,397	(5.2) Percent
Pacific	566,733	690,104	(17.9) Percent

Total Jet	6,634,025	7,452,769	(11.0) Percent

ExpressJet	500,345	457,592	9.3 Percent

PASSENGER LOAD FACTOR
Domestic	74.6 Percent	74.3 Percent	0.3 Points

International	71.5 Percent	73.6 Percent	(2.1) Points
Transatlantic	74.4 Percent	79.9 Percent	(5.5) Points
Latin America	69.2 Percent	72.4 Percent	(3.2) Points
Pacific	69.7 Percent	64.3 Percent	5.4 Points

Total Jet	73.5 Percent	74.1 Percent	(0.6) Points

ExpressJet	62.6 Percent	64.2 Percent	(1.6) Points

CARGO REVENUE TON MILES (000)
Total	72,379	80,868	(10.5) Percent

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APRIL 2002 OPERATIONAL PERFORMANCE/PAGE 3
YEAR-TO-DATE	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	11,663,478	12,764,588	(8.6) Percent

International	7,241,657	7,868,006	(8.0) Percent
Transatlantic	2,907,580	3,291,074	(11.7) Percent
Latin America	2,669,656	2,764,217	(3.4) Percent
Pacific	1,664,421	1,812,715	(8.2) Percent

Total Jet	18,905,135	20,632,594	(8.4) Percent

ExpressJet	1,148,324	1,027,092	11.8 Percent

AVAILABLE SEAT MILES (000)
Domestic	15,982,147	18,022,123	(11.3) Percent

International	9,603,305	10,889,071	(11.8) Percent
Transatlantic	3,866,860	4,567,993	(15.3) Percent
Latin America	3,550,459	3,806,091	(6.7) Percent
Pacific	2,185,986	2,514,987	(13.1) Percent

Total Jet	25,585,452	28,911,194	(11.5) Percent

ExpressJet	1,924,120	1,746,660	10.2 Percent

PASSENGER LOAD FACTOR
Domestic	73.0 Percent	70.8 Percent	2.2 Points

International	75.4 Percent	72.3 Percent	3.1 Points
Transatlantic	75.2 Percent	72.0 Percent	3.2 Points
Latin America	75.2 Percent	72.6 Percent	2.6 Points
Pacific	76.1 Percent	72.1 Percent	4.0 Points

Total Jet	73.9 Percent	71.4 Percent	2.5 Points

ExpressJet	59.7 Percent	58.8 Percent	0.9 Points

CARGO REVENUE TON MILES (000)
Total	280,563	333,710	(15.9) Percent

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APRIL 2002 OPERATIONAL PERFORMANCE/PAGE 4

PRELIMINARY OPERATIONAL RESULTS
APRIL	2002	2001	Change
On-Time Performance*	87.9%	85.7%	2.2 Points

Completion Factor**	99.9%	99.5%	0.4 Points

YEAR-TO-DATE	2002	2001	Change
On-Time Performance*	85.8%	81.1%	4.7 Points

Completion Factor**	99.9%	98.9%	1.0 Points

PRELIMINARY RASM CHANGE AND FUEL PRICE

April 2002 estimated year-over-year RASM Change			(10-12) Percent

April 2002 estimated average price per gallon of fuel, excluding fuel taxes			67 Cents

* Department of Transportation Arrivals within 14 minutes

** System Mileage Completion Percentage

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